UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: April 4, 2013
(Date of earliest event reported)
KB HOME
(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 4, 2013, KB Home held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). The final results of the voting on each of the items submitted to a vote of security holders at the Annual Meeting are provided below. The rounded percentages displayed below for the election of directors are based on the total “For” and “Against” votes cast for each respective director. The rounded percentages displayed below for the other items are based on the total number of shares of the Company’s common stock that were present or represented at the Annual Meeting and entitled to vote on each respective item.
1. Each of the individuals listed below was elected at the Annual Meeting to serve as a director of KB Home:

Director	For	%	Against	%	Abstentions	Broker Non-Votes
Barbara T. Alexander	58,338,306	93.6%	4,000,783	6.4%	628,128	17,722,583
Stephen F. Bollenbach	60,969,158	97.8%	1,369,242	2.2%	628,817	17,722,583
Timothy W. Finchem	61,235,197	98.2%	1,119,161	1.8%	612,859	17,722,583
Dr. Thomas W. Gilligan	62,145,314	99.7%	209,902	0.3%	612,001	17,722,583
Kenneth M. Jastrow, II	61,432,999	98.5%	915,079	1.5%	619,139	17,722,583
Robert L. Johnson	57,116,739	91.6%	5,239,386	8.4%	611,092	17,722,583
Melissa Lora	62,241,282	99.8%	101,234	0.2%	624,701	17,722,583
Michael G. McCaffery	61,233,400	98.2%	1,113,598	1.8%	620,219	17,722,583
Jeffrey T. Mezger	62,252,893	99.8%	102,542	0.2%	611,782	17,722,583
Luis G. Nogales	61,202,343	98.2%	1,149,258	1.8%	615,616	17,722,583

2. The advisory vote to approve named executive officer compensation was as follows:

For	%	Against	%	Abstentions	%	Broker Non-Votes
60,581,322	96.2%	1,534,927	2.4%	850,968	1.4%	17,722,583

3. The voting to ratify the appointment of Ernst & Young LLP as KB Home’s independent registered public accounting firm for the fiscal year ending November 30, 2013 was as follows:

For	%	Against	%	Abstentions	%	Broker Non-Votes
79,664,934	98.7%	307,430	0.4%	717,436	0.9%	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 8, 2013.

KB Home

By:	/s/ William A. (Tony) Richelieu
William A. (Tony) Richelieu Vice President and Corporate Secretary